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                                                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-39875; Post Effective Amendment No. 1 to Form S-2 No. 33-89596 and Post-Effective Amendment No. 1 to Form S-3 No. 33-89398 of ABC Dispensing Technologies, Inc. (name changed from American Business Computers Corporation) and in the related Prospectuses of our report dated August 8, 1996, with respect to the consolidated financial statements and schedule of ABC Dispensing Technologies, Inc. included in this annual report (Form 10-K) for the year ended April 27, 1996.


                                                              ERNST & YOUNG LLP

Akron Ohio
August 8, 1996